UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2007

AURELIO RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50931

(Commission File Number)

33-1086828

(IRS Employer Identification No.)

5554 South Prince Street, Suite 200, Littleton, CO 80120

(Address of principal executive offices and Zip Code)

(303) 795-3030

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2007, we entered into a stock option agreement with one director granting him the right to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $0.75 per share, exercisable for a period of 5 years pursuant to the stock option agreements. The options will vest in accordance with the stock option agreements. The form of stock option agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

As of January 3, 2007, we granted stock options to one director to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $0.75 per share, dated effective January 3, 2007. The stock options are exercisable until January 3, 2012. The stock options vest immediately as set forth in the stock option agreements dated January 3, 2007.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of stock option agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURELIO RESOURCE CORPORATION

By:	/s/ Dr. Frederik Warnaars

Dr. Frederik Warnaars

Chief Executive Officer and Director

Date: January 19, 2007